SLM Student Loan Trust 2004-2 Quarterly Servicing Report
Report Date: 09/30/2005 Distribution Date: 10/25/2005 Collection Period: 07/01/05-09/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				06/30/05	Activity	09/30/2005

A	i	Portfolio Balance			$2,718,454,398.81	($67,969,401.70)	$2,650,484,997.11
	ii	Interest to be Capitalized			6,881,497.09		7,033,973.80

	iii	Total Pool			$2,725,335,895.90		$2,657,518,970.91

	iv	Specified Reserve Account Balance			6,813,339.74		6,643,797.43
	v	Capitalized Interest			0.00		0.00

	vi	Total Adjusted Pool			$2,732,149,235.64		$2,664,162,768.34

B	i	Weighted Average Coupon (WAC)			5.177%		5.159%
	ii	Weighted Average Remaining Term			251.50		250.43
	iii	Number of Loans			153,462		149,934
	iv	Number of Borrowers			97,151		94,661
	v	Aggregate Outstanding Principal Balance — T-Bill			$495,967,811.17		$472,578,695.72
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$2,229,368,084.73		$2,184,940,275.19

	Notes			Spread/Coupon	Exchange Rate	Balance 7/25/05	Balance 10/25/05

C	i	A-1 Notes	78442GKX3	-0.010%	1.00000	$12,330,235.64	$0.00
	ii	A-2 Notes	78442GKY1	0.020%	1.00000	$437,000,000.00	$381,343,768.34
	iii	A-3 Notes	78442GKZ8	0.080%	1.00000	$408,000,000.00	$408,000,000.00
	iv	A-4 Notes	78442GLA2	0.130%	1.00000	$522,074,000.00	$522,074,000.00
	v	A-5* Notes	XS0187454706	0.180%	1.26050	€500,000,000.00	€500,000,000.00
	vi	A-6* Notes	XS0187456156	4.400%	1.26050	€500,000,000.00	€500,000,000.00
	vii	B Notes	78442GLB0	0.470%	1.00000	$92,245,000.00	$92,245,000.00

	Reserve Account					07/25/05	10/25/05

D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)				$6,813,339.74	$6,643,797.43
	iv	Reserve Account Floor Balance ($)				$4,516,068.00	$4,516,068.00
	v	Current Reserve Acct Balance ($)				$6,813,339.74	$6,643,797.43

E	Other Accounts					07/25/05	10/25/05

	i	Remarketing Fee Account				$0.00	$0.00
	ii	Capitalized Interest Account				$0.00	$0.00
	iii	Principal Accumulation Account (A-6)				$0.00	$0.00
	iv	Supplemental Interest Account (A-6)				$0.00	$0.00
	v	Investment Reserve Account				$0.00	$0.00
	vi	Investment Premium Purchase Account				$0.00	$0.00
	vii	Foreign Currency Account (Euros)				€—	€—

F	Asset/Liability					07/25/05	10/25/2005

	i	Total Adjusted Pool				$2,732,149,235.64	$2,664,162,768.34
	ii	Total $ equivalent Notes				$2,732,149,235.64	$2,664,162,768.34
	iii	Difference				$0.00	$0.00
	iv	Parity Ratio				1.00000	1.00000

*	A-5 and A-6 Notes are denominated in Euros

II. 2004-2 Transactions from: 07/01/05 through: 09/30/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$70,266,125.40
	ii	Principal Collections from Guarantor	8,805,065.01
	iii	Principal Reimbursements	30,633.94
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$79,101,824.35

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$30,849.87
	ii	Capitalized Interest	(11,163,272.52)

	iii	Total Non-Cash Principal Activity	$(11,132,422.65)

C	Total Student Loan Principal Activity		$67,969,401.70

D	Student Loan Interest Activity
	i	Regular Interest Collections	$20,950,748.92
	ii	Interest Claims Received from Guarantors	563,309.33
	iii	Collection Fees/Returned Items	13,801.53
	iv	Late Fees	363,728.19
	v	Interest Reimbursements	10,976.94
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	9,495,064.67
	viii	Subsidy Payments	1,728,165.90

	ix	Total Interest Collections	$33,125,795.48

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$770.80
	ii	Capitalized Interest	11,163,272.52

	iii	Total Non-Cash Interest Adjustments	$11,164,043.32

F	Total Student Loan Interest Activity		$44,289,838.80

G	Non-Reimbursable Losses During Collection Period		$0.00

H	Cumulative Non-Reimbursable Losses to Date		$111,297.36

III. 2004-2 Collection Account Activity 07/01/05 through 09/30/05

A	Principal Collections
	i	Principal Payments Received	$39,632,059.41
	ii	Consolidation Principal Payments	39,439,131.00
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(360.78)
	vi	Re-purchased Principal	30,994.72

	vii	Total Principal Collections	$79,101,824.35

B	Interest Collections
	i	Interest Payments Received	$32,236,189.55
	ii	Consolidation Interest Payments	501,099.27
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	10,930.59
	vi	Re-purchased Interest	46.35
	vii	Collection Fees/Return Items	13,801.53
	viii	Late Fees	363,728.19

	ix	Total Interest Collections	$33,125,795.48

C	Other Reimbursements		$378,289.82

D	Reserves In Excess of the Requirement		$169,542.31

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds from Ixis-CIB		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$708,363.10

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$113,483,815.06

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,252,768.38)
		Consolidation Loan Rebate Fees	$(6,512,520.59)

N	NET AVAILABLE FUNDS		$104,718,526.09

O	Servicing Fees Due for Current Period		$1,111,310.92

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$1,136,310.92

IV. 2004-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/05	09/30/05	06/30/05	09/30/05	06/30/05	09/30/05	06/30/05	09/30/05	06/30/05	09/30/05
INTERIM
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.121%	5.104%	107,429	103,940	70.004%	69.324%	$1,741,046,370.08	$1,689,398,236.42	64.045%	63.739%
31-60 Days Delinquent	6.097%	5.989%	4,719	4,434	3.075%	2.957%	77,331,328.25	74,824,779.87	2.845%	2.823%
61-90 Days Delinquent	6.135%	6.223%	2,543	2,441	1.657%	1.628%	41,507,745.33	42,465,227.98	1.527%	1.602%
91-120 Days Delinquent	6.504%	6.425%	1,273	1,482	0.830%	0.988%	20,087,335.95	24,938,611.58	0.739%	0.941%
> 120 Days Delinquent	6.822%	6.866%	3,248	3,106	2.116%	2.072%	52,918,876.22	52,019,454.80	1.947%	1.963%

Deferment
Current	4.611%	4.561%	14,966	15,113	9.752%	10.080%	336,594,046.21	330,048,154.67	12.382%	12.452%

Forbearance
Current	5.299%	5.275%	18,958	19,001	12.354%	12.673%	443,584,829.55	429,794,474.58	16.318%	16.216%

TOTAL REPAYMENT	5.173%	5.154%	153,136	149,517	99.788%	99.722%	$2,713,070,531.59	$2,643,488,939.90	99.802%	99.736%
Claims in Process (1)	7.107%	7.079%	326	417	0.212%	0.278%	$5,383,867.22	$6,996,057.21	0.198%	0.264%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	5.177%	5.159%	153,462	149,934	100.000%	100.000%	$2,718,454,398.81	$2,650,484,997.11	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-2 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period					$32,850,450.86

B	Interest Subsidy Payments Accrued During Collection Period					1,623,921.40

C	SAP Payments Accrued During Collection Period					11,649,261.33

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)					708,363.10

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)					0.00

F	Consolidation Loan Rebate Fees					(6,512,520.59)

G	Net Expected Interest Collections					$40,319,476.10

H	Interest Rate Cap Payments Due to the Trust
						Cap

	i		Cap Notional Amount			CAP TERMINATED
	ii		Libor			n/a
	iii		Cap %			n/a

	iv		Excess Over Cap ( ii-iii)			n/a

	v		Cap Payments Due to the Trust			$0.00

I Foreign Currency Interest Rate Swaps

	Swap Payments
					Ixis-CIB

					A-5 Swap	A-6 Swap

	i		Notional Swap Amount (USD)		$630,250,000	$630,250,000
	ii		Notional Swap Amount (Euros)		€500,000,000	€500,000,000

	SLM Student Loan Trust Pays:
	i		3 Month Libor		3.65000%	3.65000%
	ii		Spread		0.2254%	0.1750%

	iii		Pay Rate		3.87540%	3.82500%
	iv		Gross Swap Payment Due Ixis-CIB		$6,241,869.95	$6,160,693.75
	v		Days in Period	07/25/05 - 10/25/05	92	92

	Ixis-CIB Pays:
	vi	Fixed Rate Equal To Respective Reset Note Rate			2.30300%	4.40000%
	vii		Gross Swap Receipt Due Paying Agent		€2,942,722.22	€0.00
	viii	Days in Period	A-5	07/25/05 - 10/25/05	92
			A-6	04/25/05 - 04/25/06		365

VI. 2004-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.009302222	7/25/05 - 10/25/05	3.64000%	LIBOR

B	Class A-2 Interest Rate	0.009378889	7/25/05 - 10/25/05	3.67000%	LIBOR

C	Class A-3 Interest Rate	0.009532222	7/25/05 - 10/25/05	3.73000%	LIBOR

D	Class A-4 Interest Rate	0.009660000	7/25/05 - 10/25/05	3.78000%	LIBOR

E	Class A-5 Interest Rate	0.005885444	7/25/05 - 10/25/05	2.30300%	EURIBOR

F	Class A-6 Interest Rate*	0.000000000	4/25/05 - 4/25/06	4.40000%	FIXED

G	Class B Interest Rate	0.010528889	7/25/05 - 10/25/05	4.12000%	LIBOR

*	Fixed rate Euros to be paid to noteholders annually

VII. 2004-2 Inputs From Prior Period 06/30/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,718,454,398.81
	ii	Interest To Be Capitalized	6,881,497.09

	iii	Total Pool	$2,725,335,895.90
	iv	Specified Reserve Account Balance	6,813,339.74
	v	Capitalized Interest	0.00

	vi	Total Adjusted Pool	$2,732,149,235.64

B	Total Note and Certificate Factor		0.888556118
C	Total Note Balance		$2,732,149,235.64

D	Note Balance 07/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.034733058	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$12,330,235.64	$437,000,000.00	$408,000,000.00	$522,074,000.00	€500,000,000.00	€500,000,000.00	$92,245,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	€0.00	€0.00	$0.00

H	Reserve Account Balance		$6,813,339.74
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-2 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 04/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$104,718,526.09	$104,718,526.09

B	Primary Servicing Fees-Current Month		$1,111,310.92	$103,607,215.17

C	Administration Fee		$25,000.00	$103,582,215.17

D	Aggregate Quarterly Funding Amount		$0.00	$103,582,215.17

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$114,698.59	$103,467,516.58
	ii	Class A-2	$4,098,574.44	$99,368,942.14
	iii	Class A-3	$3,889,146.67	$95,479,795.47
	iv	Class A-4	$5,043,234.84	$90,436,560.63
	v	Class A-5 USD payment to the swap counterparty	$6,241,869.95	$84,194,690.68
	vi	Class A-6 USD payment to the swap counterparty *	$6,160,693.75	$78,033,996.93

		Total	$25,548,218.24

F	Class B Noteholders’ Interest Distribution Amount		$971,237.36	$77,062,759.57

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$12,330,235.64	$64,732,523.93
	ii	Class A-2	$55,656,231.66	$9,076,292.27
	iii	Class A-3	$0.00	$9,076,292.27
	iv	Class A-4	$0.00	$9,076,292.27
	v	Class A-5 USD payment to the swap counterparty	$0.00	$9,076,292.27
	vi	Class A-6 USD payment to the swap counterparty **	$0.00	$9,076,292.27

		Total	$67,986,467.30

H	Supplemental Interest Account Deposit		$0.00	$9,076,292.27

I	Investment Reserve Account Required Amount		$0.00	$9,076,292.27

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$9,076,292.27

K	Increase to the Specified Reserve Account Balance		$0.00	$9,076,292.27

L	Investment Premium Purchase Account Deposit		$0.00	$9,076,292.27

M	Carryover Servicing Fees		$0.00	$9,076,292.27

N	Remaining Swap Termination Fees		$0.00	$9,076,292.27

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$9,076,292.27

P	Excess to Excess Distribution Certificate Holder		$9,076,292.27	$0.00

*	Fixed rate Euro interest to be paid to noteholders annually
**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2004-2 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$6,813,339.74
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$6,813,339.74
	iv	Required Reserve Account Balance	$6,643,797.43
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$169,542.31
	vii	End of Period Account Balance	$6,643,797.43

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$0.00
	ii	Capitalized Interest Release to the Collection Account	$0.00
	iii	End of Period Account Balance	$0.00

C	Remarketing Fee Account		A-6

	i	Next Reset Date	04/25/2014
	ii	Reset Period Target Amount	$0.00
	iii	Quarterly Required Amount	$0.00

	iv	Beginning of Period Account Balance (net of investment earnings)	$0.00
	v	Quarterly Funding Amount	$0.00
	vi	Reset Period Target Amount Excess	$0.00

	vii	End of Period Account Balance	$0.00

D	Accumulation Accounts
	i	Class A-6 Accumulation Account Beginning Balance	$0.00
	ii	Principal deposits for payment on the next Reset Date	$0.00
	iii	Principal Payments to the A-6 Noteholders on Reset Date	$0.00

	iv	Ending A-6 Accumulation Account Balance	$0.00

E	Supplemental Interest Account

	i	Three Month Libor Determined: n/a	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a

	iv	Class A-6 Supplemental Interest Account Beginning Balance	$0.00
	v	Funds Released into Collection Account	$0.00
	vi	Number of Days Through Next Reset Date	3104
	vii	Class A-6 Supplemental Interest Account Deposit Amount	$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$0.00
	ii	Required Quarterly Deposit	$0.00
	iii	Eligible Investments Purchase Premium Paid	$0.00
	iv	Funds Released into Collection Account	$0.00

	v	End of Period Account Balance	$0.00

G	Investment Reserve Account
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-2 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$114,698.59	$4,098,574.44	$3,889,146.67	$5,043,234.84	€2,942,722.22	€—	$971,237.36
	ii	Quarterly Interest Paid	114,698.59	4,098,574.44	3,889,146.67	5,043,234.84	2,942,722.22	—	971,237.36

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	iv	Quarterly Principal Due	$12,330,235.64	$55,656,231.66	$0.00	$0.00	€—	€—	$0.00
	v	Quarterly Principal Paid	12,330,235.64	55,656,231.66	0.00	0.00	—	—	0.00

	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Total Distribution Amount	$12,444,934.23	$59,754,806.10	$3,889,146.67	$5,043,234.84	€2,942,722.22	€—	$971,237.36

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 09/30/2005	$2,732,149,235.64
	ii	Adjusted Pool Balance 09/30/2005	2,664,162,768.34

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$67,986,467.30

	iv	Adjusted Pool Balance 06/30/2005	$2,732,149,235.64
	v	Adjusted Pool Balance 09/30/2005	2,664,162,768.34

	vi	Current Principal Due (iv-v)	$67,986,467.30
	vii	Principal Shortfall from Previous Collection Period	$0.00

	viii	Principal Distribution Amount (vi + vii)	$67,986,467.30

	ix	Principal Distribution Amount Paid	$67,986,467.30

	x	Principal Shortfall (viii - ix)	$0.00

C		Note Balances		07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balan	78442GKX3	$12,330,235.64		$0.00
		A-1 Note Pool Factor		0.034733058	0.034733058	0.000000000

	ii	A-2 Note Balan	78442GKY1	$437,000,000.00		$381,343,768.34
		A-2 Note Pool Factor		1.000000000	0.127359798	0.872640202

	iii	A-3 Note Balan	78442GKZ8	$408,000,000.00		$408,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balan	78442GLA2	$522,074,000.00		$522,074,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balan	XS0187454706	€500,000,000.00		€500,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balan	XS0187456156	€500,000,000.00		€500,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	B Note Balance	78442GLB0	$92,245,000.00		$92,245,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-2 Historical Pool Information

						2004
			07/01/05-09/30/05	4/1/05-6/30/05	1/1/05-3/31/05	2/10/04-12/31/04

Beginning Student Loan Portfolio Balance			$2,718,454,398.81	$2,771,775,338.51	$2,823,995,801.17	$3,003,500,964.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$70,266,125.40	$55,938,205.91	$51,472,132.08	$176,225,597.60
	ii	Principal Collections from Guarantor	8,805,065.01	8,515,490.80	13,096,374.74	16,728,329.76
	iii	Principal Reimbursements	30,633.94	731.56	515,082.20	31,238,525.40
	iv	Other System Adjustments	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$79,101,824.35	$64,454,428.27	$65,083,589.02	$224,192,452.76
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$30,849.87	$482.07	$4,360.39	$108,660.92
	ii	Capitalized Interest	(11,163,272.52)	(11,133,970.64)	(12,867,486.75)	(44,795,949.93)

	iii	Total Non-Cash Principal Activity	$(11,132,422.65)	$(11,133,488.57)	$(12,863,126.36)	$(44,687,289.01)

(-)	Total Student Loan Principal Activity		$67,969,401.70	$53,320,939.70	$52,220,462.66	$179,505,163.75

	Student Loan Interest Activity
	i	Regular Interest Collections	$20,950,748.92	$21,271,136.24	$21,884,292.71	$83,280,912.98
	ii	Interest Claims Received from Guarantors	563,309.33	548,946.20	886,755.40	862,290.58
	iii	Collection Fees/Returned Items	13,801.53	12,773.81	16,835.47	33,879.42
	iv	Late Fee Reimbursements	363,728.19	342,952.45	376,097.05	1,276,871.44
	v	Interest Reimbursements	10,976.94	10,837.71	46,353.08	154,376.83
	vi	Other System Adjustments	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	9,495,064.67	8,136,795.37	4,750,890.84	4,660,726.94
	viii	Subsidy Payments	1,728,165.90	1,753,826.76	1,804,108.54	4,765,114.70

	ix	Total Interest Collections	$33,125,795.48	$32,077,268.54	$29,765,333.09	$95,034,172.89

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$770.80	$100,505.97	$1,978.90	$(1,012.31)
	ii	Capitalized Interest	11,163,272.52	11,133,970.64	12,867,486.75	44,795,949.93

	iii	Total Non-Cash Interest Adjustments	$11,164,043.32	$11,234,476.61	$12,869,465.65	$44,794,937.62

	Total Student Loan Interest Activity		$44,289,838.80	$43,311,745.15	$42,634,798.74	$139,829,110.51

(=)	Ending Student Loan Portfolio Balance		$2,650,484,997.11	$2,718,454,398.81	$2,771,775,338.51	$2,823,995,801.17
(+)	Interest to be Capitalized		$7,033,973.80	$6,881,497.09	$6,376,259.05	$7,140,492.24

(=)	TOTAL POOL		$2,657,518,970.91	$2,725,335,895.90	$2,778,151,597.56	$2,831,136,293.41

(+)	Reserve Account Balance		$6,643,797.43	$6,813,339.74	$6,945,378.99	$7,077,840.73
(+)	Capitalized Interest		$0.00	$0.00	$0.00	$34,000,000.00

(=)	Total Adjusted Pool		$2,664,162,768.34	$2,732,149,235.64	$2,785,096,976.55	$2,872,214,134.14

XIII. 2004-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-04	$2,968,887,972	7.33%

Jul-04	$2,930,783,887	5.26%

Oct-04	$2,872,845,985	5.60%

Jan-05	$2,831,136,293	5.10%

Apr-05	$2,657,518,971	5.07%

Jul-05	$2,725,335,896	5.06%

Oct-05	$2,657,518,971	5.38%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.